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                                  EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 2-33676, 2-56821, 2-77219, 2-77575, 2-83637, 2-97935, 33-17831, 33-23601,
33-23603, 33-30927, 33-54496, 333-07733, and 333-91367) pertaining to employee benefit plans, of Brown & Sharpe Manufacturing Company of our report dated February 15, 2001, with respect to the consolidated financial statements of Brown & Sharpe Manufacturing Company included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                         /s/ ERNST & YOUNG LLP

Providence, Rhode Island
March 27, 2001